Exhibit 99.3

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR
TELEPHONE, SEE REVERSE SIDE
OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS

(THE “SPECIAL COMMITTEE”), OR THE BOARD OF DIRECTORS, AS APPLICABLE, RECOMMENDS

ON ALL PROPOSALS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

ò Please fold here – Do not separate ò

The Special Committee recommends you vote FOR the following proposals 1 and 3, and the Board of Directors recommends you vote FOR the following proposal 2:

1.	To approve the issuance of shares of common stock of ONEOK, Inc. (“ONEOK”) in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of January 31, 2017, by and among ONEOK, New Holdings Subsidiary, LLC, ONEOK Partners, L.P. and ONEOK Partners GP, L.L.C.	☐	For	☐	Against	☐	Abstain

2.	To approve an amendment of ONEOK’s amended and restated certificate of incorporation to increase the number of authorized shares of common stock from 600,000,000 to 1,200,000,000.	☐	For	☐	Against	☐	Abstain

3.	To approve the adjournment of the ONEOK special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the above proposals.	☐	For	☐	Against	☐	Abstain

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the ONEOK special meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE SPECIAL COMMITTEE OR THE BOARD OF DIRECTORS, AS APPLICABLE, RECOMMENDS.

Date
Signature(s) in Box
Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ONEOK, INC.

SPECIAL MEETING OF SHAREHOLDERS

[            ], 2017

9:00 a.m. local time

100 West Fifth Street Tulsa, Oklahoma 74103

SPECIAL MEETING OF SHAREHOLDERS [ ], 2017	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS WITH RESPECT TO PROPOSALS 1 AND 3, AND ON BEHALF OF THE BOARD OF DIRECTORS WITH RESPECT TO PROPOSAL 2

The undersigned hereby appoints John W. Gibson and Stephen W. Lake, or either of them, with the power of substitution in each, as proxies to vote all shares of stock of the undersigned in ONEOK, Inc. at the Special Meeting of Shareholders to be held [            ], 2017, and at any and all adjournments or postponements thereof, upon the proposals referred to in Proposals 1, 2 and 3 of this Proxy, and any other business that may properly come before the meeting.

Shares will be voted as specified. IF YOU SIGN BUT DO NOT GIVE SPECIFIC INSTRUCTIONS, YOUR SHARES WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

This card also constitutes voting instructions by the undersigned participant to the trustee of the ONEOK, Inc. 401(k) Plan, the ONEOK, Inc. Profit Sharing Plan, the ONE Gas, Inc. 401(k) Plan and the ONE Gas, Inc. Profit Sharing Plan for all shares votable by the undersigned participant and held of record by such trustee, if any. The trustee will vote these shares as directed provided your voting instruction is received by 11:59 p.m. Central Time on [            ], 2017. If there are any shares for which instructions are not timely received, the trustee will cause all such shares to be voted in the same manner and proportion as the shares of the plan for which timely instructions have been received, unless to do so would be contrary to ERISA. All voting instructions for shares held of record by the plans shall be confidential.

THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSALS 1 AND 3, AND THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSAL 2.
If you vote by the Internet or Telephone, DO NOT return your proxy card.
Please mark, sign and date the proxy card. Detach the proxy card and return it in the postage-paid envelope.
Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE	PHONE	MAIL
www.proxypush.com/oke Use the Internet to vote your proxy until 11:59 p.m. (CT) on [ ], 2017.	1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on [ ], 2017.	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.